Exhibit 99.1

Royal Gold Reports Record Revenue for Fiscal 2013, the Acquisition of a Royalty on El Morro, and Commissioning at Mt. Milligan

DENVER, COLORADO. AUGUST 8, 2013: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) (“Royal Gold” or the “Company”) today announced net income attributable to Royal Gold stockholders (“net income”) of $69.2 million, or $1.09 per basic share, on record annual royalty revenue of $289.2 million for fiscal 2013 (ended June 30). This compares to net income for fiscal 2012 of $92.5 million, or $1.61 per basic share, on royalty revenue of $263.1 million. The Company also announced that it has acquired a 70% interest in a 2.0% net smelter return royalty on certain portions of the El Morro copper gold project (“El Morro”) in Chile, from Xstrata Copper Chile S.A., for $35 million.

Fiscal 2013 Highlights:

•	Royalty revenue of $289.2 million, up 10% from fiscal 2012;
•	Operating cash flow of $172.6 million, up 6% from fiscal 2012;
•	Net income of $69.2 million, down 25% from fiscal 2012 due mainly to a non-cash impairment loss recorded in the fiscal third quarter and higher interest expense;
•	Adjusted EBITDA[1] of $4.12 per basic share, or 90% of revenue; and
•	Cash dividends of $43.9 million, representing a payout ratio of 25% of operating cash flow.

Other Highlights:

•	Acquisition of a royalty on the El Morro copper-gold project in Chile for $35 million;
•	Announcement that Barrick intends to re-sequence construction of the process plant and other facilities in Argentina to target first production at Pascua-Lama by mid-2016; and
•	A phased start-up of the concentrator at Mt. Milligan is planned for early August, with all circuits expected to be operational in September.

Tony Jensen, President and CEO, commented, “Royal Gold is reporting record annual revenue today despite a lower gold price, due to production increases at several of our principal properties in fiscal 2013. We expect to build on this success and enter a new phase of growth as Mt. Milligan begins processing ore this month, and as we continue to look for opportunities to put our $1 billion in available liquidity to work for our shareholders on other quality properties. In addition, we have acquired a royalty at El Morro, which is among the world’s highest grade undeveloped gold and copper porphyries with reserves of 9.5 million ounces of gold and 7 billion pounds of copper.”

1 The Company defines Adjusted EBITDA, a non-GAAP financial measure, as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses (see Schedule A).

Net income for the fiscal year was impacted by an impairment loss recognized on available-for-sale securities recorded in the third fiscal quarter that had an effect, net of tax, of $0.23 per basic share. Net income was also impacted by an increase in depletion expense as several properties reported higher production during the year. The decrease in earnings per share was also attributable to an increase in interest expense associated with the Company’s 2019 Notes and the issuance of 5.25 million shares of common stock in October 2012 as part of a registered offering. These impacts were partially offset by higher royalty revenue.

Adjusted EBITDA for fiscal 2013 was $260.8 million ($4.12 per basic share), representing 90% of revenue. This compares to Adjusted EBITDA for fiscal 2012 of $237.6 million ($4.15 per basic share), or 90% of revenue. Operating cash flow for fiscal 2013 totaled $172.6 million, up 6% from $162.2 million in the prior year.

The increase in fiscal 2013 revenue was largely driven by increased production at Andacollo, Robinson, Mulatos, Holt, Canadian Malartic, Las Cruces and Wolverine. These increases were partially offset during the period by lower revenue from Voisey’s Bay and production declines at Cortez and Leeville. The average gold price in fiscal 2013 of $1,605 per ounce was 4% lower than the average gold price of $1,673 per ounce in fiscal 2012.

As of June 30, 2013, the Company had a working capital surplus of $709.4 million. Current assets were $744.5 million (including $664.0 million in cash and equivalents), compared to current liabilities of $35.1 million, resulting in a current ratio of 21 to 1.

For the fourth quarter ended June 30, 2013, net income was $10.7 million, or $0.16 per basic share compared with net income of $20.6 million, or $0.35 per basic share for the quarter ended June 30, 2012. Royalty revenue was $57.3 million for the fourth fiscal quarter of 2013, compared with royalty revenue of $60.1 million for the same period in fiscal 2012. Adjusted EBITDA for the fourth quarter of fiscal 2013 was $50.3 million ($0.78 per basic share), or 88% of revenue, compared to Adjusted EBITDA of $54.3 million ($0.91 per basic share), or 90% of revenue, for the prior year quarter. Operating cash flow was essentially unchanged from the prior year quarter.

Results for the fourth quarter were impacted by a lower average gold price of $1,414 per ounce, representing a 12% decrease over the prior year quarter, lower production at Peñasquito and lower contribution from Cortez relative to the prior year quarter, along with higher depreciation and interest expense.

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RECENT DEVELOPMENTS

Mt. Milligan

Thompson Creek reports that commissioning of all major equipment in the mill is underway and progressing on schedule.  The primary crusher and conveyor have been commissioned, the coarse ore stockpile has been bedded, and the mine is positioned to deliver ore to the crusher.  A phased start-up of the concentrator is scheduled to commence in early August, with the first ore feed expected to occur by mid-August.  All of the concentrator grinding and flotation circuits are expected to be operational in September.

El Morro

On August 7, 2013, Royal Gold acquired a 70% interest in a 2.0% net smelter return royalty on certain portions of the El Morro copper gold project in Chile (“El Morro”), from Xstrata Copper Chile S.A., for $35 million. Goldcorp holds 70% ownership of the El Morro project and is the operator, with the remaining 30% held by New Gold. Goldcorp and New Gold reported that as of December 31, 2012, proven and probable reserves totaled 9.5 million ounces of gold and 7 billion pounds of copper on a 100% basis. This royalty encompasses some legacy BHP concessions that are currently estimated by Royal Gold to cover approximately one-third of the total reserve.

Goldcorp has indicated that all El Morro project field construction activities have been suspended since April 27, 2012 pending the definition and implementation by the Chilean environmental permitting authority (the Servicio de Evaluación Ambiental or SEA) of a community consultation process which corrects certain deficiencies in that process as specifically identified by the Antofogasta Court of Appeals. The Chilean authorities and local communities continue to refine and advance this new consultation process with Goldcorp’s support.

Pascua-Lama

In mid-July 2013, Barrick announced that a ruling from the Chilean Court of Appeals requires it to complete Pascua-Lama’s water management system to the satisfaction of Chile’s Environmental Superintendent before resuming construction activities in Chile.

In early July, Barrick stated that it has submitted a plan to construct the project's water management system in compliance with permit conditions for completion by the end of 2014. After this, Barrick expects to complete remaining construction works in Chile, including pre-stripping. Barrick also stated that it intends to re-sequence construction of the process plant and other facilities in Argentina in order to target first production by mid calendar 2016, replacing the previous schedule which called for production in the second half of calendar 2014.

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PROPERTY HIGHLIGHTS

Highlights at certain of the Company’s principal producing and development properties during the fiscal year ended June 30, 2013, compared with the prior fiscal year ended June 30, 2012 are listed below. Production for our producing properties reflects the actual production subject to our interests reported to us by the various operators through June 30, 2013.

Producing Properties

Andacollo – Production increased 33% over the prior year primarily due to higher mill throughput and higher ore grades, with mill throughput averaging about 47,000 tonnes per day during our fourth fiscal quarter of 2013.

Cortez – Production decreased 30% over the prior year as Barrick continues to prioritize production from their higher grade Cortez Hills operation that is not covered by our royalty interest. During our fiscal fourth quarter, mining resumed at the Pipeline Complex, which is subject to our royalty interests, as surface mining equipment returned from the Cortez Hills pit. Our royalty interests cover all of the Pipeline pit and part of the Gap pit.

Holt – Production increased 37% over the prior year as underground operations at Holt continued to ramp-up and are now at steady state production levels.

Las Cruces – Production increased 29% over the prior year due to a full year run rate at design capacity. First Quantum Minerals completed an acquisition of Inmet Mining in April 2013 and now operates the Las Cruces mine. First Quantum plans to test the plant at higher ore throughput and lower grade to assess the effects on plant performance before Las Cruces enters into lower copper grade areas of the mine, which is expected in calendar 2014.

Mulatos – Production increased 29% over the prior year due to the contribution of the high grade mill installed during the year and higher crusher throughput for the heap leach operations. Alamos expects to have sufficient Escondida high-grade zone reserves to continue processing until the first quarter of calendar 2014, at which point the Escondida Deep zone is expected to provide additional feed to continue mill production to the end of the second quarter of calendar 2014. The Mulatos royalty is capped at 2.0 million gold ounces of production. As of June 30, 2013, approximately 1.1 million cumulative ounces of gold have been produced.

Peñasquito – Gold production increased 26% over the prior year, while reported production for silver, lead and zinc decreased. Goldcorp’s annual guidance for Peñasquito anticipated lower production in the first half of calendar 2013 as the mine moved from a lower grade portion of the pit to higher grade ore. The sulphide plant achieved throughput of over 105,000 tonnes per day during the second calendar quarter of 2013 following the completion of crusher maintenance, blasting improvements, and the addition of new fresh water wells. In June, 2013, the sulphide plant achieved throughput of over 120,000 tonnes per day.

Goldcorp announced that it has identified a new water source within their current permitted basin that has the potential to supply sufficient water necessary to reach full design capacity. The Company is currently working to acquire necessary rights-of-way and is evaluating alternative routes to access the well field. The new water source will provide the flexibility to resume ramp-up to the design throughput of 130,000 tonnes per day. Construction is expected to begin in the fourth quarter of 2013 with completion expected in the second half of calendar 2014.

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Robinson – Copper production increased 39% over the prior year, primarily due to improved mill recovery and higher productivity at the mine. Mining of higher grade gold areas has resulted in favorable gold production during calendar 2013. Production during the remainder of calendar 2013 is likely to return to more normal gold grades.

Voisey’s Bay – Nickel production increased 9% over the prior year, while copper production decreased approximately 5%. We note that the timing of port schedules impacts the shipping calendar, generally favoring the quarters ended March and September.

In late March 2013, the Government of Newfoundland and Labrador, announced amendments to their Voisey’s Bay Development Agreement including a commitment from Vale to pursue underground mining to extend the mine life. The agreement also allows Vale to continue processing concentrate outside of the province while construction is being finalized at the Long Harbour processing plant.

Wolverine – Production increased significantly over the prior year. Yukon Zinc reported that process circuit modifications and the integration of new equipment have improved plant performance. In June 2013, Yukon Zinc announced that it reduced production at Wolverine by 40% and its workforce by 30% in an effort to reduce costs. Yukon Zinc has committed to review the project economics later this year and evaluate the possibility of resuming full production.

Full-year and fourth quarter fiscal 2013 production and revenue for the Company’s principal royalty interests are shown in Tables 1 and 2. For more detailed information about each of our principal royalty properties, please refer to the Company’s most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website located at www.sec.gov, or our website located at www.royalgold.com.

CORPORATE PROFILE

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty and similar production based interests. The Company owns interests on 204 properties on six continents, including interests on 36 producing mines and 20 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s website is located at www.royalgold.com.

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For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the fourth quarter and year-end results will be held today at 10:00 a.m. Mountain Time (noon Eastern Time) and will be available by calling (800) 603-2779 (North America) or (973) 200-3960 (international), access #85827803. The call will be simultaneously broadcast on the Company’s website at www.royalgold.com under the “Presentations” section. A replay of this webcast will be available on the Company’s website approximately two hours after the call ends.

___________________________

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the Company’s expectation of a new phase of growth as Mt. Milligan begins production (in August); the Company’s ability to invest in additional quality properties; and the operators’ expectation of construction, ramp up, production, mine life, resolution of regulatory and legal proceedings and other developments at various mines. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's royalty properties; decisions and activities of the operators of the Company's royalty properties; unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter; completion of feasibility studies; delays in the operators securing or their inability to secure necessary governmental permits; changes in operators’ project parameters as plans continue to be refined; economic and market conditions; the ability of the various operators to bring projects into production as expected; and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

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TABLE 1

Fiscal 2013

Royalty Production and Revenue for Principal Royalty Interests

(In thousands, except reported production in oz. and lbs.)

				Fiscal Year Ended		Fiscal Year Ended
				June 30, 2013		June 30, 2012

Property	Royalty	Metal(s)	Metal(s)	Royalty Revenue	Reported Production [1]	Royalty Revenue	Reported Production [1]
Andacollo [2,3]	75% NSR	Teck	Gold	$82,272	68,600 oz.	$64,075	51,400 oz.
Voisey's Bay [3]	2.7% NSR	Vale		$32,517		$36,030
			Nickel		143.9 million lbs.		131.6 million lbs.
			Copper		101.9 million lbs.		107.2 million lbs.
Peñasquito [3]	2.0% NSR	Goldcorp		$28,005		$28,468
			Gold		371,100 oz.		294,500 oz.
			Silver		21.1 million oz.		21.5 million oz.
			Lead		126.3 million lbs.		164.0 million lbs.
			Zinc		282.3 million lbs.		312.6 million lbs.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	$19,028	56,400 oz.	$14,966	41,200 oz.
Mulatos [4]	1.0% - 5.0% NSR	Alamos	Gold	$17,376	218,000 oz.	$13,794	169,300 oz.
Robinson [3]	3.0% NSR	KGHM		$15,664		$11,687
			Gold		49,100 oz.		31,000 oz.
			Copper		146.2 million lbs.		105.3 million lbs.
Cortez [5]	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	$8,980	82,100 oz.	$13,160	116,700 oz.
Canadian Malartic [6]	1.0% - 5.0% NSR	Osisko	Gold	$8,043	347,000 oz.	$7,133	297,500 oz.
Las Cruces [3]	1.5% NSR	First Quantum	Copper	$8,012	153.4 million lbs.	$6,448	119.1 million lbs.
Leeville	1.8% NSR	Newmont	Gold	$6,893	232,000 oz.	$9,159	305,100 oz.
Wolverine [3,7]	0.0% - 9.445% NSR	Yukon Zinc		$6,353		$2,155
			Gold		11,300 oz.		1,300 oz.
			Silver		2.8 million oz.		1.0 million oz.
Dolores	3.25% NSR	Pan American Silver		$4,767		$5,323
	2.0% NSR		Gold		56,700 oz.		61,200 oz.
			Silver		3.2 million oz.		3.1 million oz.
Other [8]	-	-	Various	$51,314	N/A	$50,656	N/A
Total Royalty Revenue				$289,224		$263,054

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TABLE 2

Fourth Quarter Fiscal 2013

Royalty Production and Revenue for Principal Royalty Interests

(In thousands, except reported production in oz. and lbs.)

				Fiscal Quarter Ended		Fiscal Quarter Ended
				June 30, 2013		June 30, 2012

Property	Royalty	Metal(s)	Metal(s)	Royalty Revenue	Reported Production [1]	Royalty Revenue	Reported Production [1]
Andacollo [2,3]	75% NSR	Teck	Gold	$16,330	15,700 oz.	$14,275	11,900 oz.
Voisey's Bay [3]	2.7% NSR	Vale		$6,704		$6,031
			Nickel		36.5 million lbs.		30.6 million lbs.
			Copper		11.4 million lbs.		2.9 million lbs.
Peñasquito [3]	2.0% NSR	Goldcorp		$4,876		$7,179
			Gold		80,700 oz.		90,600 oz.
			Silver		5.2 million oz.		6.0 million oz.
			Lead		36.8 million lbs.		42.2 million lbs.
			Zinc		61.8 million lbs.		90.8 million lbs.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	$3,493	13,500 oz.	$3,858	11,500 oz.
Mulatos [4]	1.0% - 5.0% NSR	Alamos	Gold	$3,840	54,900 oz.	$3,595	46,100 oz.
Robinson [3]	3.0% NSR	KGHM		$4,503		$3,447
			Gold		18,400 oz.		9,200 oz.
			Copper		43.4 million lbs.		32.5 million lbs.
Cortez [5]	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	$2,030	22,100 oz.	$2,802	26,900 oz.
Canadian Malartic [6]	1.0% - 5.0% NSR	Osisko	Gold	$1,391	70,900 oz.	$1,937	91,700 oz.
Las Cruces [3]	1.5% NSR	First Quantum	Copper	$1,452	30.6 million lbs.	$1,954	37.3 million lbs.
Leeville	1.8% NSR	Newmont	Gold	$954	37,500 oz.	$1,032	36,600 oz.
Wolverine [3,7]	0.0% - 9.445% NSR	Yukon Zinc		$806		$475
			Gold		2,800 oz.		800 oz.
			Silver		700,000 oz.		339,000 oz.
Dolores	3.25% NSR	Pan American Silver		$1,194		$876
	2.0% NSR		Gold		16,200 oz.		10,100 oz.
			Silver		932,000 oz.		644,000 oz.
Other [8]	-	-	Various	$9,753	N/A	$12,648	N/A
Total Royalty Revenue				$57,326		$60,109

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FOOTNOTES

[1]	Reported production relates to the amount of metal sales that are subject to our royalty interests for the periods ended June 30, 2013 and June 30, 2012, as reported to us by the operators of the mines.

[2]	The royalty rate is 75% until 910,000 payable ounces of gold have been produced – 50% thereafter. There have been approximately 167,000 cumulative payable ounces produced as of June 30, 2013. Gold is produced as a by-product of copper.

[3]	Revenues consist of provisional payments for concentrates produced during the current period and final settlements for prior production periods.

[4]	The Company’s royalty is subject to a 2.0 million ounce cap on gold production. There have been approximately 1.1 million ounces of cumulative production, as of June 30, 2013. NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to $299.99 – 1.0%; $300 to $324.99 – 1.50%; $325 to $349.99 – 2.0%; $350 to $374.99 – 3.0%; $375 to $399.99 – 4.0%; $400 or higher – 5.0%.

[5]	Royalty percentages: GSR1 and GSR2 – 0.40 to 5.0% (sliding-scale); GSR3 – 0.71%; NVR1 – 0.39%.

[6]	NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to $350 – 1.0%; above $350 – 1.5%.

[7]	Gold royalty rate is based on the price of silver per ounce. NSR sliding-scale schedule (price of silver per ounce – royalty rate): Below $5.00 – 0.0%; $5.00 to $7.50 – 3.778%; >$7.50 – 9.445%.

[8]	“Other” includes all of the Company’s non-principal producing royalties for the periods ended June 30, 2013 and 2012. Individually, no royalty included within “Other” contributed greater than 5% of our total royalty revenue for any of the periods.

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TABLE 3

Historical Production

REPORTED PRODUCTION [1] FOR THE QUARTER ENDED
PROPERTY [2]	ROYALTY	OPERATOR	METAL(S)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Andacollo	75% NSR	Teck	Gold	15,700 oz.	19,000 oz.	18,000 oz.	16,000 oz.	11,900 oz.
Canadian Malartic	1.0% to 1.5% NSR	Osisko	Gold	70,900 oz.	88,100 oz.	96,300 oz.	91,700 oz.	91,700 oz.
Cortez	GSR1 and GSR2 GSR3 NVR1	Barrick	Gold	22,100 oz.	16,000 oz.	18,200 oz.	25,800 oz.	26,900 oz.
Dolores	3.25% NSR 2.0% NSR	Pan American Silver	Gold Silver	16,200 oz. 932,000 oz.	12,300 oz. 671,000 oz.	15,000 oz. 854,700 oz.	13,200 oz. 773,400 oz.	10,100 oz. 644,000 oz.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	13,500 oz.	15,000 oz.	15,100 oz.	12,900 oz.	11,500 oz.
Las Cruces	1.5% NSR	First Quantum	Copper	30.6M lbs.	38.0M lbs.	38.0M lbs.	46.0M lbs.	37.0M lbs.
Leeville	1.8% NSR	Newmont	Gold	37,500 oz.	56,700 oz.	69,800 oz.	68,000 oz.	36,600 oz.
Mulatos	1.0% to 5.0% NSR	Alamos	Gold	54,900 oz.	59,500 oz.	61,300 oz.	42,300 oz.	46,100 oz.
Peñasquito	2.0% NSR	Goldcorp	Gold Silver Lead Zinc	80,700 oz. 5.2M oz. 36.8M lbs. 61.8M lbs.	68,200 oz. 4.0M oz. 24.0M lbs. 50.0M lbs.	91,000 oz. 5.0M oz. 24.0M lbs. 74.0M lbs.	131,200 oz. 7.0M oz. 42.0M lbs. 97.0M lbs.	90,600 oz. 6.0M oz. 42.0M lbs. 91.0M lbs.
Robinson	3.0% NSR	KGHM	Gold Copper	18,400 oz. 43.4M lbs.	10,000 oz. 25.0M lbs.	11,600 oz. 41.0M lbs.	9,100 oz. 37.0M lbs.	9,200 oz. 33.0M lbs.
Voisey's Bay	2.7% NSR	Vale	Nickel Copper	36.5M lbs. 11.4M lbs.	45.0M lbs. 16.0M lbs.	29.0M lbs. 31.0 M lbs.	34.0M lbs. 44.0 M lbs.	31.0M lbs. 3.0M lbs.
Wolverine	0.0% to 9.445% NSR	Yukon Zinc	Gold Silver	2,800 oz. 700,000 oz.	4,100 oz. 903,500 oz.	3,200 oz. 742,900 oz.	1,200 oz. 494,500 oz.	850 oz. 338,700 oz.

[1]	Reported production relates to the amount of metal sales that are subject to our royalty interests for the stated period, as reported to us by the operators of the mines.

[2]	See individual property footnotes on page 9.

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ROYAL GOLD, INC.

Consolidated Balance Sheets

As of June 30,

(In thousands except per share data)

	2013 (unaudited)	2012
ASSETS
Cash and equivalents	$664,035	$375,456
Royalty receivables	50,385	53,946
Income tax receivable	15,158	11,046
Prepaid expenses and other current assets	14,919	4,760
Total current assets	744,497	445,208

Royalty interests in mineral properties, net	2,120,268	1,890,988
Available-for-sale securities	9,695	15,015
Other assets	30,881	25,155
Total assets	$2,905,341	$2,376,366

LIABILITIES
Accounts payable	$2,838	$2,615
Dividends payable	13,009	8,947
Foreign withholding taxes payable	15,518	224
Other current liabilities	3,720	3,423
Total current liabilities	35,085	15,209

Debt	302,263	293,248
Deferred tax liabilities	174,267	182,037
Uncertain tax positions	21,166	19,469
Other long-term liabilities	1,924	2,974
Total liabilities	534,705	512,937

Commitments and contingencies

EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	-	-

Common stock, $.01 par value, 100,000,000 shares authorized; and 64,184,036 and 58,614,221 shares outstanding, respectively	642	586

Exchangeable shares, no par value, 1,806,649 shares issued, less 1,139,420 and 1,007,823 redeemed shares, respectively	29,365	35,156

Additional paid-in capital	2,142,173	1,656,357
Accumulated other comprehensive (loss)	(4,572)	(13,763)
Accumulated earnings	181,279	160,123
Total Royal Gold stockholders’ equity	2,348,887	1,838,459
Non-controlling interests	21,749	24,970
Total equity	2,370,636	1,863,429
Total liabilities and equity	$2,905,341	$2,376,366

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ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income

For the Years Ended June 30,

(In thousands except per share data)

	For The Three Months Ended June 30,		For The Years Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)
Royalty revenues	$57,326	$60,109	$289,224	$263,054

Costs and expenses
General and administrative	4,737	4,607	23,690	20,393
Production taxes	1,912	1,754	9,010	9,444
Depreciation, depletion and amortization	20,751	16,641	85,020	75,001
Restructuring on royalty interests in mineral properties	-	-	-	1,328
Total costs and expenses	27,400	23,002	117,720	106,166

Operating income	29,926	37,107	171,504	156,888

Loss on available-for-sale securities	-	-	(12,121)	-
Interest and other income	2,634	38	2,902	3,836
Interest and other expense	(6,203)	(2,766)	(25,117)	(7,705)
Income before income taxes	26,357	34,379	137,168	153,019

Income tax expense	(12,697)	(13,413)	(63,759)	(54,710)
Net income	13,660	20,966	73,409	98,309
Net income attributable to non-controlling interests	(2,957)	(395)	(4,256)	(5,833)
Net income available to Royal Gold common stockholders	$10,703	$20,571	$69,153	$92,476

Net income	$13,660	$20,966	$73,409	$98,309
Adjustments to comprehensive income, net of tax
Unrealized change in market value of available for sale securities	(4,459)	(5,459)	(4,526)	(13,817)
Realized loss on available-for-sale securities	-	-	13,716	-
Comprehensive income	9,201	15,507	82,599	84,492
Comprehensive income attributable to non-controlling interests	(2,957)	(395)	(4,256)	(5,833)
Comprehensive income attributable to Royal Gold stockholders	$6,244	$15,112	$78,343	$78,659

Net income per share available to Royal Gold common stockholders:

Basic earnings per share	$0.16	$0.35	$1.09	$1.61
Basic weighted average shares outstanding	64,837,598	59,411,916	63,250,247	57,220,040
Diluted earnings per share	$0.16	$0.34	$1.09	$1.61
Diluted weighted average shares outstanding	64,972,144	59,632,426	63,429,822	57,463,850
Cash dividends declared per common share	$0.20	$0.15	$0.75	$0.56

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ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(In thousands)

	For The Three Months Ended June 30,		For The Years End June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$13,660	$20,966	$73,409	$98,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	20,751	16,641	85,020	75,001
Non-cash employee stock compensation	(107)	947	5,701	6,507
Gain on distribution to non-controlling interest	(2,675)	-	(2,837)	(3,725)
Amortization of debt discount	2,302	-	9,015	-
Recognized loss on available-for-sale securities	-	-	12,121	-
Restructuring on royalty interests in mineral properties	-	-	-	1,328
Tax benefit of stock-based compensation exercises	(1,752)	(3,031)	(2,966)	(6,348)
Deferred tax expense (benefit)	(5,587)	2,285	(11,419)	1,571
Other	100	2,117	100	2,117
Changes in assets and liabilities:
Royalty receivables	8,635	8,140	3,562	(5,118)
Prepaid expenses and other assets	(8,077)	(40)	(12,300)	88
Accounts payable	694	846	113	530
Foreign withholding taxes payable	15,294	19	15,294	19
Income taxes payable (receivable)	(1,778)	(10,340)	(3,127)	(7,179)
Other liabilities	(1,343)	712	944	(936)
Net cash provided by operating activities	$40,117	$39,262	$172,630	$162,164

Cash flows from investing activities:
Acquisition of royalty interests in mineral properties	(37,181)	(83,021)	(314,262)	(276,683)
Proceeds on sale of inventory - restricted	4,679	-	4,916	5,514
Deferred acquisition costs	-	(11)	-	(11)
Other	(41)	(19)	(96)	(176)
Net cash used in investing activities	$(32,543)	$(83,051)	$(309,442)	$(271,356)

Cash flows from financing activities:
Net proceeds from debt	-	357,023	-	457,023
Repayment of debt	-	(114,400)	-	(326,100)
Net proceeds from issuance of common stock	-	96	473,771	271,536
Common stock dividends	(13,009)	(8,950)	(43,934)	(29,504)
Distribution to non-controlling interests	(5,385)	(893)	(7,412)	(8,810)
Tax benefit of stock-based compensation exercises	1,752	3,031	2,966	6,348
Net cash provided by (used in) financing activities	$(16,642)	$235,907	$425,391	$370,493
Net increase (decrease) in cash and equivalents	(9,068)	192,118	288,579	261,301
Cash and equivalents at beginning of period	673,103	183,338	375,456	114,155
Cash and equivalents at end of period	$664,035	$375,456	$664,035	$375,456

13

SCHEDULE A

Non-GAAP Financial Measures

The Company computes and discloses Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined by the Company as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Management believes that Adjusted EBITDA is a useful measure of the performance of our royalty portfolio. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Below is a reconciliation of net income to Adjusted EBITDA.

Royal Gold, Inc.

Adjusted EBITDA Reconciliation

	For The Three Months Ended		For The Years Ended
	June 30,		June 30,
	(Unaudited, in thousands)		(Unaudited, in thousands)

	2013	2012	2013	2012

Net income	$13,660	$20,966	$73,409	$98,309
Depreciation, depletion and amortization	20,751	16,641	85,020	75,001
Non-cash employee stock compensation	(107)	947	5,701	6,507
Restructuring on royalty interests in mineral properties	-	-	-	1,328
Loss on available-for-sale securities	-	-	12,121	-
Interest and other income	(2,634)	(38)	(2,902)	(3,836)
Interest and other expense	6,203	2,766	25,117	7,705
Income tax expense	12,697	13,413	63,759	54,710
Non-controlling interests in operating income of consolidated subsidiaries	(282)	(395)	(1,420)	(2,108)
Adjusted EBITDA	$50,288	$54,300	$260,805	$237,616

14